EXHIBIT 23.5

McGladrey & Pullen

Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of ISB Financial Corp. and Subsidiaries of our report dated March 19, 2007 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Cedar Rapids, Iowa

November 26, 2007

McGladrey & Pullen, LLP is a member firm of RSM International –

an affiliation of separate and independent legal entities.